Netsmart Technologies
Connecting Health and Human Services

NEWS RELEASE

CONTACT:

Anthony Grisanti
Executive Vice President and CFO
Netsmart Technologies
631.968.2000

NETSMART SHAREHOLDERS APPROVE MERGER

GREAT RIVER, New York, April 5, 2007 - Netsmart Technologies, Inc. (NASDAQ SC: NTST), a leading provider of enterprise-wide software and services for health and human services organizations, announced today that its shareholders have approved the merger with NT Merger Sub., Inc. a corporation affiliated with Insight Venture Partners and Bessemer Venture Partners.

"We are gratified that Netsmart's shareholders have recognized the value they will receive in the merger transaction," said James Conway, chairman and chief executive officer, Netsmart Technologies.

The merger is expected to close shortly.

About Netsmart Technologies, Inc.
Netsmart Technologies, Inc., based in Great River, N.Y., is an established, leading supplier of enterprise-wide software solutions for health and human services providers, with more than 1,300 clients, including more than 30 systems with state agencies. Netsmart's clients include health and human services organizations, public health agencies, mental health and substance abuse clinics, psychiatric hospitals, and managed care organizations. Netsmart's products are full-featured information systems that operate on a variety of operating systems, hardware platforms, and mobile devices, and offer unlimited scalability.

Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and other risks that are set forth in Netsmart's filings with the Securities and Exchange Commission at www.sec.gov. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Netsmart's ability to control or predict.

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